Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 Nos. 333-126636, 333-177628, 333-181810 and 333-190409) pertaining to the Mateon Therapeutics, Inc. 2005 Stock Plan, as amended,

2.	Registration Statement (Form S-8 No. 333-159585) pertaining to the Mateon Therapeutics, Inc. 2005 Stock Plan and the Mateon Therapeutics, Inc. 2009 Employee Stock Purchase Plan, and

3.	Registration Statement (Form S-8 No. 333-204500) pertaining to the Mateon Therapeutics, Inc. 2015 Equity Incentive Plan

of our report dated April 17, 2018 (which report expresses an unqualified opinion and includes an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern), with respect to the financial statements of Mateon Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ OUM & CO. LLP

San Francisco, California

April 17, 2018